                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant                      [X]

Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of Commission Only
[X]  Definitive Proxy Statement                     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               FORE SYSTEMS, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

----------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

----------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

----------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

----------------------------------------------------------------------------
     (5) Total fee paid:

----------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials:

----------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:-----------------------

     (2) Form, Schedule or Registration Statement No.: -----------------------

     (3) Filing Party: ---------------------------

     (4) Date Filed: -----------------------------

                                                                    July 1, 1997

                            DEAR STOCKHOLDER:

                                 You are cordially invited to attend the 1997
                            Annual Meeting of Stockholders of FORE Systems, Inc. (the "Company") to be held on Thursday, July 31, 1997, at 9:30 a.m., at the Company's headquarters located at 1000 FORE Drive, Warrendale, Pennsylvania 15086-7502. Your Board of Directors and management look forward to greeting those stockholders able to attend.

                                 This year you will be asked to elect two Class
                            I directors and ratify the selection of Price Waterhouse LLP as independent accountants. We urge you to read carefully the accompanying Proxy Statement which describes these proposals. Your Board of Directors recommends that you vote FOR these proposals.

                                 Whether or not you plan to attend, you can
                            ensure that your shares are represented and voted at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

                                 Thank you for your cooperation and continued
                            support.

                                               Sincerely,

                                               LOGO
                                               Eric C. Cooper
                                               Chairman and
                                               Chief Executive Officer
LOGO

                               FORE SYSTEMS, INC.
                                1000 FORE DRIVE
                      WARRENDALE, PENNSYLVANIA 15086-7502

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON THURSDAY, JULY 31, 1997

                            ------------------------

     The Annual Meeting of Stockholders (the "Annual Meeting") of FORE Systems, Inc., a Delaware corporation (the "Company"), will be held on Thursday, July 31, 1997, at 9:30 a.m., local time, at the Company's headquarters located at 1000 FORE Drive, Warrendale, Pennsylvania 15086-7502, for the following purposes:

          1. To elect two Class I directors to serve for a term of three years and until their respective successors are duly elected and qualified;

          2. To ratify the selection of Price Waterhouse LLP, independent accountants, to audit the books and accounts of the Company for the year ending March 31, 1998; and

          3. To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

     The Board of Directors has fixed the close of business on June 13, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

     A complete list of the stockholders entitled to vote at the Annual Meeting will be available during ordinary business hours for examination by any stockholder, for any purpose germane to the Annual Meeting, for a period of at least ten days prior to the Annual Meeting, at the offices of the Company, 1000 FORE Drive, Warrendale, Pennsylvania 15086-7502.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THE RETURN OF THE ENCLOSED PROXY CARD WILL NOT AFFECT YOUR RIGHT TO REVOKE YOUR PROXY OR TO VOTE IN PERSON IF YOU DO ATTEND THE ANNUAL MEETING.

                                               By Order of the Board of
                                               Directors,

                                               ROBERT D. SANSOM
                                               Secretary
Warrendale, Pennsylvania
July 1, 1997

               YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES
                         YOU OWNED ON THE RECORD DATE.

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE IT, SIGN IT AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                               FORE SYSTEMS, INC.
                                1000 FORE DRIVE
                      WARRENDALE, PENNSYLVANIA 15086-7502

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors ("Board") of FORE Systems, Inc., a Delaware corporation (the "Company"), for use at the Company's 1997 Annual Meeting of Stockholders (together with any and all adjournments and postponements thereof, the "Annual Meeting") to be held on Thursday, July 31, 1997, at 9:30 a.m., local time, at the Company's headquarters located at 1000 FORE Drive, Warrendale, Pennsylvania 15086-7502, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). This Proxy Statement, together with the accompanying Notice and the enclosed proxy card, are first being sent to stockholders on or about July 1, 1997.

RECORD DATE; VOTING SECURITIES; VOTING AND PROXIES

     The Board has fixed the close of business on June 13, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). On the Record Date, there were 98,428,371 shares of Common Stock of the Company, par value $.01 per share ("Common Stock"), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting. Abstentions may be specified as to all proposals to be brought before the Annual Meeting other than the election of directors.

     Shares can be voted at the Annual Meeting only if the stockholder is present in person or is represented by proxy. If the enclosed proxy card is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, shares represented by executed proxies will be voted as recommended by the Board. Brokers, banks and other nominee holders will be requested to obtain voting instructions of beneficial owners of stock registered in their names, and shares represented by a duly completed proxy submitted by such a nominee holder on behalf of a beneficial owner will be voted to the extent instructed by the nominee holder on the proxy card. Rules applicable to nominee holders may preclude them from voting shares held by them in nominee capacity on certain kinds of proposals unless they receive voting instructions from the beneficial owners of the shares (the failure to vote in such circumstances is referred to as a "broker non-vote").

     The Board knows of no matters which are to be brought before the Annual Meeting other than those set forth in the accompanying Notice. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

     Any proxy may be revoked at any time prior to its exercise by attending the Annual Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided that such notice or proxy is actually received by the Company prior to the taking of any vote at the Annual Meeting.

     The cost of solicitation of proxies for use at the Annual Meeting will be borne by the Company. Solicitations will be made primarily by mail or by facsimile, but regular employees of the Company may solicit proxies personally or by telephone. In addition, the Company has retained D. F. King & Co., Inc., at an estimated cost of $5,000, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals on behalf of the Company. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and the Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

QUORUM; VOTES REQUIRED

     The presence at the Annual Meeting, in person or by proxy, of shares of Common Stock representing at least a majority of the total number of shares of Common Stock entitled to vote on the Record Date will constitute a quorum for purposes of the Annual Meeting. Shares represented by duly completed proxies submitted by nominee holders on behalf of beneficial owners will be counted as present for purposes of determining the existence of a quorum (even if some such proxies reflect broker non-votes). In addition, abstentions will be counted as present for purposes of determining the existence of a quorum.

     Under applicable Delaware law, directors are to be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting. Accordingly, and in accordance with the Company's Second Amended and Restated By-Laws, the two nominees for election as directors who receive the highest number of votes actually cast will be elected. Broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the election of directors.

     The proposal to ratify the selection of Price Waterhouse LLP to audit the books and accounts of the Company for the year ending March 31, 1998 requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting. Abstentions will be counted as shares present at the Annual Meeting and will, thus, increase the minimum number of affirmative votes necessary to approve this proposal. Because they will not be recorded as votes in favor of such proposal, however, abstentions will have the effect of votes against such proposal. Broker non-votes with respect to this proposal will be treated as shares not capable of being voted on this proposal; accordingly, broker non-votes will have no effect either on the minimum number of affirmative votes necessary to approve such proposal or on the outcome of voting on such proposal.

                             ELECTION OF DIRECTORS

     The Amended and Restated Certificate of Incorporation, as amended, and the Second Amended and Restated By-Laws of the Company provide that the number of directors (which is to be not less than three) is to be determined from time to time by resolution of the Board. The Board is currently comprised of five persons.

     Pursuant to the Company's Amended and Restated Certificate of Incorporation, as amended, the members of the Board are divided into three classes, designated Class I, Class II and Class III. Each class is to consist, as nearly as may be possible, of one-third of the total number of members of the Board. The term of the Class I directors expires at the Annual Meeting. The terms of the Class II and Class III directors will expire at the 1998 and 1999 Annual Meetings of Stockholders, respectively. At each Annual Meeting, the directors elected to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Stockholders after their election and until their successors are duly elected and qualified. A director of any class who is elected to fill a vacancy resulting from an increase in the number of directors holds office for the remaining term of the class to which he is elected and a director who is elected to fill a vacancy arising in any other manner holds office for the remaining term of his predecessor.

     The two incumbent Class I directors are nominees for election this year for a three-year term expiring at the 2000 Annual Meeting of Stockholders. In the election, the two persons who receive the highest number of votes actually cast will be elected. The proxies named in the proxy card intend to vote for the election of the two Class I nominees listed below unless otherwise instructed. If a holder does not wish his or her shares to be voted for a particular nominee, the holder must identify the exception in the appropriate space provided on the proxy card, in which event the shares will be voted for the other listed nominee. If any nominee becomes unable to serve, the proxies may vote for another person designated by the Board or the Board may reduce the number of directors. The Company has no reason to believe that any nominee will be unable to serve.

     Set forth below is certain information with regard to both of the nominees for election as Class I directors and each continuing Class II and Class III director.

                   NOMINEES FOR ELECTION AS CLASS I DIRECTORS

         NAME AND AGE                       PRINCIPAL OCCUPATION AND DIRECTORSHIPS
------------------------------   ------------------------------------------------------------
Eric C. Cooper, Ph.D..........   Dr. Cooper is a co-founder of the Company and has served as
  Age 38                         Chairman and Chief Executive Officer and as a director since
                                 April 1990. Dr. Cooper served as President from April 1990 until December 1994. Prior to co-founding the Company, Dr.
                                 Cooper was a faculty member at Carnegie Mellon University.
                                 Dr. Cooper received his Ph.D. in Computer Science from the
                                 University of California at Berkeley in 1985.

Onat Menzilcioglu, Ph.D.......   Dr. Menzilcioglu is a co-founder of the Company and has
  Age 38                         served as a director since April 1990. Dr. Menzilcioglu
                                 served as Vice President, Engineering from June 1990
                                 until December 1994 and has served as President since
                                 December 1994. Prior to co-founding the Company,
                                 Dr. Menzilcioglu was a member of the Computer Science
                                 research faculty of Carnegie Mellon University where
                                 he received his Ph.D. in Computer Engineering in 1988.

                   DIRECTORS CONTINUING AS CLASS II DIRECTORS

         NAME AND AGE                       PRINCIPAL OCCUPATION AND DIRECTORSHIPS
------------------------------   ------------------------------------------------------------
Daniel W. McGlaughlin.........   Mr. McGlaughlin has served as a director since March 1997.
  Age 60                         He has served as President and Chief Executive Officer of
                                 Equifax, Inc. (an information services company) since
                                 January 1996. He was elected to the Equifax Board of
                                 Directors in October 1990 and served as Equifax's Senior
                                 Vice President, Information Technology from August 1989 to
                                 January 1991 when he was named Executive Vice President. Mr.
                                 McGlaughlin is also a director of American Business
                                 Products, Inc. (a manufacturer and distributor of specialty custom-printed information products and services).

Robert D. Sansom, Ph.D........   Dr. Sansom is a co-founder of the Company and has served as
  Age 37                         a director from April 1990 to December 1992 and since February
                                 1994 and as Vice President, Architecture (a non-officer
                                 position) since April 1997. Dr. Sansom served as Executive
                                 Vice President from the Company's inception in April 1990 to
                                 December 1993, has served as Secretary since 1992 and served as Vice President, Engineering from December 1993 to April
                                 1997. Prior to co-founding the Company, Dr. Sansom was a
                                 member of the Computer Science research faculty at Carnegie
                                 Mellon University where he received his Ph.D. in Computer
                                 Science in 1988.

                 DIRECTOR CONTINUING AS A CLASS III DIRECTOR(1)

         NAME AND AGE                       PRINCIPAL OCCUPATION AND DIRECTORSHIPS
------------------------------   ------------------------------------------------------------
John C. Baker.................   Mr. Baker has served as a director since December 1992. He
  Age 47                         founded Baker Capital Corporation (a private equity investment firm) in September 1995, where he continues to serve as its
                                 President. Until August 1995, he had been a Senior Vice
                                 President of Patricof & Co. Ventures, Inc. (a multi-national venture capital firm) for more than five years. Mr. Baker is a director of Intermedia Communications Inc. (a provider of competitive telecom services), Xpedite Systems, Inc. (a
                                 provider of enhanced facsimile services) and Resource
                                 Bancshares Mortgage Group, Inc. (a correspondent mortgage
                                 bank).

VOTES REQUIRED

     The Class I directors will be elected by a plurality of the votes of shares present and entitled to vote. Accordingly, the two nominees for election as directors who receive the highest number of votes actually cast will be elected. Broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the election of directors.

          THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES FOR
                         ELECTION AS CLASS I DIRECTORS.

BOARD OF DIRECTORS AND COMMITTEES

     The Board met five times during the fiscal year ended March 31, 1997. The Board has an Executive Committee, an Audit Committee and a Compensation Committee. The Board does not have a standing Nominating Committee.

     The Executive Committee is authorized, subject to Delaware law, to exercise the power and authority of the Board in the management of the business and affairs of the Company between meetings of the full Board. The members of the Executive Committee are Dr. Cooper (Chairman), Dr. Menzilcioglu and Dr. Sansom.(2)

     The Audit Committee is responsible for nominating the Company's independent accountants for approval by the Board, reviewing the scope, results and costs of the audit with the Company's independent accountants and reviewing the financial statements of the Company and the audit function to ensure compliance with requirements of regulatory agencies and appropriate disclosure of necessary information to the stockholders of the Company. The members of the Audit Committee are Messrs. Baker and McGlaughlin.(3) The Audit Committee met four times during the fiscal year ended March 31, 1997.

     The Compensation Committee is responsible for administering compensation levels of the Company's executive officers, for administering the Company's Incentive Stock Option and Nonqualified Stock Option Plan ("1992 Stock Option Plan"), its 1994 Stock Option Plan, its 1995 Stock Incentive Plan, its 1996 Stock Option Plan, its 1994 Employee Stock Purchase Plan, the ALANTEC Corporation Second Amended and Restated 1991 Stock Option Plan ("ALANTEC 1991 Stock Option Plan") and the ALANTEC Corporation 1994 Stock Option Plan ("ALANTEC 1994 Stock Option Plan") and for recommending other compensation decisions to the Board. The members of the Compensation Committee are Messrs. Baker and McGlaughlin.(4) The Compensation Committee held five meetings during the fiscal year ended March 31, 1997.

---------------

    1 Mr. Francois J. Bitz resigned as a director of the Company effective as of June 5, 1997.

    2 Mr. Bitz served as a member of the Executive Committee until the effective date of his resignation from the Board.

    3 Mr. Thomas J. Crotty served as a member of the Audit Committee until March 12, 1997, the effective date of his resignation from the Board.

    4 Mr. Crotty served as a member of the Compensation Committee until the effective date of his resignation from the Board.

     No director attended fewer than 75% of the total number of meetings of the Board and the meetings of any committee of the Board on which he served during the fiscal year ended March 31, 1997.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Board has selected Price Waterhouse LLP to serve as the Company's independent accountants for the year ending March 31, 1998. A representative of Price Waterhouse LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.

     The proposal to ratify the selection of Price Waterhouse LLP will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present and entitled to vote on the proposal. If a proxy card is specifically marked as abstaining from voting on the proposal to approve the ratification of the selection of Price Waterhouse LLP as independent accountants, the abstention will have the effect of a vote against the proposal, even though the shares represented thereby will not be counted as having been voted against the proposal. Broker non-votes will be treated as shares not capable of being voted on the proposal and, accordingly, will have no effect on the outcome of voting on the proposal.

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF
                PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS.

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The following table sets forth information regarding compensation of the Chief Executive Officer and the five most highly compensated executive officers of the Company other than the Chief Executive Officer (the "Named Executive Officers") of the Company for the fiscal years ended March 31, 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                       ANNUAL COMPENSATION               COMPENSATION
                                             ---------------------------------------     ------------
                                                                      OTHER ANNUAL       STOCK OPTION        ALL OTHER
 NAME AND PRINCIPAL POSITION      YEAR       SALARY($)   BONUS($)    COMPENSATION($)      AWARDS(#)       COMPENSATION($)
------------------------------   -------     -------     -------     ---------------     ------------     ---------------
Eric C. Cooper................     1997      300,000          --         --               502,000 (1)        12,000 (2)
  Chairman and Chief               1996      165,263      90,894         --                       --          6,611 (2)
  Executive Officer                1995      132,500      62,937         --                       --          5,300 (2)

Onat Menzilcioglu.............     1997      270,000          --         --               452,000 (1)        10,800 (2)
  President                        1996      145,000      79,750         --                       --          5,800 (2)
                                   1995      106,000      50,350         --                       --          4,240 (2)

Francois J. Bitz..............     1997      170,000          --         --               302,000 (1)         6,800 (2)
  Vice President, Engineering      1996      117,621      64,692         --                       --          4,705 (2)
                                   1995      106,000      50,350         --                       --          4,240 (2)

Robert D. Sansom..............     1997      170,000          --         --               302,000 (1)         6,800 (2)
  Vice President, Engineering      1996      117,621      64,692         --                       --          4,705 (2)
                                   1995      106,000      50,350         --                       --          4,240 (2)

Thomas J. Gill................     1997      200,000          --         --               100,000 (1)         8,000 (2)
  Chief Operating Officer,         1996      111,073      61,090         --                       --          4,443 (2)
  Chief Financial Officer and      1995       95,400      45,315         --                       --          3,816 (2)
  Treasurer

Michael I. Green..............     1997      200,000          --         --               100,000 (1)         8,000 (2)
  Vice President, Worldwide        1996      140,288      70,421         --                       --          5,122 (2)
  Sales                            1995      106,000      50,350         --                       --          4,240 (2)

---------

(1) On May 6, 1996, the Board declared a two-for-one Common Stock split effected in the form of a Common Stock dividend paid on June 3, 1996 to stockholders of record on May 20, 1996 ("Stock Dividend"). Common Stock share data presented in this table has been retroactively adjusted to give effect to the Stock Dividend.

(2) Consists of a discretionary contribution by the Company under the Company's 401(k) plan.

SUBSEQUENT EVENT

     On April 1, 1997, each of Mr. Bitz and Dr. Sansom resigned his position as Vice President, Engineering. Mr. Bitz was named to the non-officer position of Vice President, Advanced Product Development. In this position, Mr. Bitz will be responsible for conducting research and development activities for the Company with regard to the hardware components of Asynchronous Transfer Mode ("ATM") computer networking equipment. Dr. Sansom was named to the non-officer position of Vice President, Architecture. In this position, Dr. Sansom will be responsible for conducting research and development activities for the Company with regard to the software components of ATM computer networking equipment.

STOCK OPTION GRANTS

     The following table sets forth certain information with respect to the individual grants of stock options made to the Named Executive Officers during the fiscal year ended March 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS                                            POTENTIAL REALIZABLE
--------------------------------------------------------------------------------------------        VALUE AT ASSUMED
                                                PERCENT OF                                            ANNUAL RATES
                              NUMBER OF        TOTAL STOCK                                           OF STOCK PRICE
                              SECURITIES         OPTIONS                                              APPRECIATION
                              UNDERLYING        GRANTED TO                                        FOR OPTION TERM (5)
                            STOCK OPTIONS       EMPLOYEES       EXERCISE PRICE    EXPIRATION    ------------------------
          NAME              GRANTED (#)(1)    IN FISCAL YEAR     ($/SHARE)(4)        DATE         5%($)         10%($)
-------------------------   --------------    --------------    --------------    ----------    ----------    ----------
Eric C. Cooper...........     500,000 (2)          7.70             33.3750        4/18/2006    10,494,500    26,595,500
                                2,000 (3)          0.03             33.6250        8/15/2006        42,292       107,178

Onat Menzilcioglu........     450,000 (2)          6.93             33.3750        4/18/2006     9,445,050    23,935,950
                                2,000 (3)          0.03             33.6250        8/15/2006        42,292       107,178

Francois J. Bitz.........     300,000 (2)          4.62             33.3750        4/18/2006     6,296,700    15,957,300
                                2,000 (3)          0.03             33.6250        8/15/2006        42,292       107,178

Robert D. Sansom.........     300,000 (2)          4.62             33.3750        4/18/2006     6,296,700    15,957,300
                                2,000 (3)          0.03             33.6250        8/15/2006        42,292       107,178

Thomas J. Gill...........     100,000 (2)          1.54             33.3750        4/18/2006     2,098,900     5,319,100

Michael I. Green.........     100,000 (2)          1.54             33.3750        4/18/2006     2,098,900     5,319,100

---------

(1) Common Stock share data presented in this table has been retroactively adjusted to give effect to the Stock Dividend.

(2) Granted on April 18, 1996, vesting as to 25% of the option grant on the first anniversary thereof and at the end of each quarter thereafter as to an additional 6.25% of such option grant.

(3) Granted on August 15, 1996 to members of the Board as an annual stock option award; vests as to 100% on the grant date.

(4) Exercise price data presented in this table has been retroactively adjusted to give effect to the Stock Dividend.

(5) Amounts represent potential gains at the assumed rates of appreciation if the options are exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with the Rules of the Securities and Exchange Commission (the "Commission") and do not represent the Company's estimate or projection of future stock price appreciation.

STOCK OPTION EXERCISES/FISCAL YEAR-END STOCK OPTION VALUES

     The following table sets forth certain information with respect to the exercise of options by the Named Executive Officers during the fiscal year ended March 31, 1997 and the value of options held at that date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                       NUMBER OF SECURITIES
                                                                      UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                                                          OPTIONS HELD AT               IN-THE-MONEY OPTIONS AT
                               SHARES                                  FISCAL YEAR-END(#)(1)           FISCAL YEAR-END($)(1)(3)
                             ACQUIRED ON            VALUE          -----------------------------     -----------------------------
         NAME              EXERCISE(#)(1)       REALIZED($)(2)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-----------------------   -----------------     --------------     -----------     -------------     -----------     -------------
Thomas J. Gill.........         70,000             2,275,050         168,750          156,250          2,387,813         773,438

Michael I. Green.......        172,500             4,821,062         131,250          171,250          1,871,484         979,453

---------

(1) Common Stock share data presented in this table has been retroactively adjusted to give effect to the Stock Dividend.

(2) Based upon the market price of the purchased shares on the exercise date less the option exercise price per share paid for such shares.

(3) Represents the difference between the closing price of the Common Stock as reported on the Nasdaq National Market on March 31, 1997 ($15.00) and the exercise price of the options, multiplied by the number of shares of Common Stock issuable upon exercise of the options.

ARRANGEMENTS REGARDING TERMINATION OF EMPLOYMENT

     The Company has entered into non-competition agreements with Dr. Cooper, Dr. Menzilcioglu, Mr. Bitz and Dr. Sansom. Pursuant to the terms of each agreement, if the employment of a party is terminated for any reason, the Company may exercise an option to prevent him from engaging in any business involving the development, production, testing, sale or servicing of local area ATM networking products in North America for a period of one year after his termination. If the Company exercises such option, it must pay the terminated party twelve monthly payments, each equal to his monthly salary at the time of termination. Each of such non-competition agreements expires on December 21, 1997.

     On April 18, 1996, the Board adopted the FORE Systems, Inc. Change in Control Separation Plan ("Change in Control Separation Plan") wherein each Named Executive Officer is eligible to receive from the Company certain separation benefits if a change in control occurs and if, within two years thereafter, the Named Executive Officer's employment with the Company is terminated either by action of the Company without cause or by the Named Executive Officer's resignation from employment for good reason as defined in the Change in Control Separation Plan. Such separation benefits include payment of one year of base salary and bonus plus a prorated bonus payment for that portion of the year of termination for which the Named Executive Officer was employed, provision of welfare benefits for the Named Executive Officer and his family for three years and acceleration of vesting of stock options that would have vested within eighteen months after the date of the Named Executive Officer's termination of employment.

     A "change in control" is deemed to occur under the Change in Control Separation Plan upon any of the following events: (i) an individual, entity or group (as specified in the Change in Control Separation Plan) acquires, other than from the Company, beneficial ownership of 30% or more of the then outstanding shares of Common Stock or voting power of the Company's then outstanding securities; (ii) individuals (a) who, as of the effective date of the Change in Control Separation Plan, constitute the Board (the "Incumbent Board") or (b) whose nomination or election to the Board is approved by a majority of the directors then comprising the Incumbent Board, cease to constitute at least a majority of the Board; (iii) a reorganization, merger or consolidation of the Company (a "Business Combination") other than one in which the beneficial owners of the Company's Common Stock or voting securities own more than 50% of the shares of Common Stock or voting securities of the surviving or resulting entity in substantially the same proportion as their ownership of the Company's Common Stock or voting securities immediately prior to the Business Combination; or
(iv) (a) the consummation of a complete liquidation or dissolution of the Company or (b) the disposition of all or substantially all of the assets of the Company other than to a corporation of which the beneficial owners of the Company's Common Stock or voting securities immediately prior to such disposition own more than 50% of the shares of Common Stock or voting securities in substantially the same proportion as their ownership of the Company's Common Stock or voting securities immediately prior to such disposition.

COMPENSATION OF DIRECTORS

     During the fiscal year ended March 31, 1997, with the exception of Mr. McGlaughlin, directors did not receive compensation for serving as members of the Board or committees thereof. Mr. McGlaughlin's yearly compensation for service on the Board and the committees to which he has been elected was established at $30,000 for the fiscal year ended March 31, 1997. This annual compensation was payable on a pro rata basis for Mr. McGlaughlin's service from the date of his election to the Board on March 12, 1997 through the remainder of the fiscal year ended March 31, 1997. Directors are reimbursed for travel and other expenses relating to attendance at meetings of the Board or committees thereof.

     Pursuant to the Company's 1996 Stock Option Plan, each person who is a director immediately preceding each annual meeting of the stockholders of the Company receives a nonqualified option to purchase 2,000 shares of Common Stock. Each such award is immediately exercisable in full. In addition, pursuant to the 1996 Stock Option Plan, Mr. McGlaughlin was granted an option to purchase 10,000 shares of Common Stock upon his election to the Board in March 1997. Such option grant vests in three annual installments of 3,334, 3,333 and 3,333 shares, beginning on the first anniversary of the date of grant, provided that the optionee continues to serve as a member of the Board on each such anniversary date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Baker and Crotty served as members of the Compensation Committee from April 1, 1996 through March 12, 1997, the effective date of Mr. Crotty's resignation from the Board. Thereafter, Messrs. Baker and McGlaughlin served as members of the Compensation Committee for the remainder of the fiscal year ended March 31, 1997.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of May 30, 1997 held (i) by each person who is known by the Company to have been the beneficial owner of more than five percent of the Company's Common Stock on such date, (ii) by each director and Named Executive Officer of the Company and (iii) by all directors and executive officers of the Company as a group (based on 98,312,974 shares of Common Stock outstanding as of such date).

                                                                    SHARES OWNED BENEFICIALLY
                                                               -----------------------------------
           NAME AND ADDRESS OF BENEFICIAL OWNER                 NUMBER                     PERCENT
----------------------------------------------------------     ---------                   -------
Eric C. Cooper............................................     3,370,526   (1)(2)             3.4

Onat Menzilcioglu.........................................     3,216,231   (3)(4)             3.3

Francois J. Bitz..........................................     3,536,950   (5)(16)            3.6

Robert D. Sansom..........................................     3,645,186   (6)(7)(16)         3.7

John C. Baker.............................................        97,000   (8)                  *

Daniel W. McGlaughlin.....................................         2,000                        *

Thomas J. Gill............................................       247,950   (9)(10)              *

Michael I. Green..........................................       431,831   (11)(12)             *

Pilgrim Baxter & Associates, Ltd.,........................     5,419,300   (13)               5.5
  Harold J. Baxter and Gary L. Pilgrim
  1255 Drummers Lane, Suite 300
  Wayne, Pennsylvania 19087-1590

Chancellor LGT Asset Management, Inc.,....................     5,843,350   (14)               5.9
  Chancellor LGT Trust Company and
  LGT Asset Management, Inc.
  1166 Avenue of the Americas
  New York, New York 10036

All directors and executive officers as a group (8             14,547,674  (15)(16)          14.8
  persons)................................................

---------

  * Less than 1%

 (1) Includes 548,420 shares owned by Dr. Cooper's spouse and 258,140 shares owned by trusts of which Dr. Cooper's spouse is trustee and his children are beneficiaries. Dr. Cooper disclaims beneficial ownership of all such shares.

 (2) Includes 158,250 shares which could be acquired pursuant to the exercise of stock options exercisable within 60 days of May 30, 1997.

 (3) Includes 40,000 shares owned by Dr. Menzilcioglu's spouse. Dr. Menzilcioglu disclaims beneficial ownership of all such shares.

 (4) Includes 142,625 shares which could be acquired pursuant to the exercise of stock options exercisable within 60 days of May 30, 1997.

 (5) Includes 95,750 shares which could be acquired pursuant to the exercise of stock options exercisable within 60 days of May 30, 1997.

 (6) Includes 599,430 shares owned by Dr. Sansom's spouse. Dr. Sansom disclaims beneficial ownership of all such shares.

 (7) Includes 95,750 shares which could be acquired pursuant to the exercise of stock options exercisable within 60 days of May 30, 1997.

 (8) Includes 2,000 shares which could be acquired pursuant to the exercise of stock options exercisable within 60 days of May 30, 1997.

 (9) Includes 1,200 shares owned by Mr. Gill's children. Mr. Gill disclaims beneficial ownership of all such shares.

(10) Includes 218,750 shares which could be acquired pursuant to the exercise of stock options exercisable within 60 days of May 30, 1997.

(11) Includes 20,000 shares owned by Mr. Green's spouse, 200 shares owned by Mr. Green's spouse as custodian for his grandson and 3,900 shares owned by Mr. Green as custodian for his children. Mr. Green disclaims beneficial ownership of all such shares.

(12) Includes 205,625 shares which could be acquired pursuant to the exercise of stock options exercisable within 60 days of May 30, 1997.

(13) Based on information contained in a Schedule 13G filed by Pilgrim Baxter & Associates, Ltd. with the Commission on or about March 12, 1997.

(14) Based on information contained in Amendment No. 1 to a Schedule 13G filed by Chancellor LGT Asset Management, Inc., Chancellor LGT Trust Company and LGT Asset Management, Inc. with the Commission on or about February 7, 1997. Chancellor LGT Asset Management, Inc. and Chancellor LGT Trust Company are investment advisers and providers of investment management services to investment companies and institutional investors. LGT Asset Management, Inc. is the holding company for Chancellor LGT Asset Management, Inc.

(15) Includes 918,750 shares which could be acquired pursuant to the exercise of stock options exercisable within 60 days of May 30, 1997.

(16) Effective as of April 1, 1997, Mr. Bitz and Dr. Sansom ceased to be executive officers of the Company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee administers the Company's 1992 Stock Option Plan, its 1994 Stock Option Plan, its 1995 Stock Incentive Plan, its 1996 Stock Option Plan and its 1994 Employee Stock Purchase Plan, as well as the ALANTEC 1991 Stock Option Plan and the ALANTEC 1994 Stock Option Plan, which were assumed by the Company pursuant to its acquisition of ALANTEC Corporation in February 1996. The Compensation Committee also recommends to the Board salaries, bonuses, benefits and other remuneration payable to the executive officers and key employees of the Company. The members of the Compensation Committee are John
C. Baker and Daniel W. McGlaughlin, neither of whom is employed by the Company.

     In the 1997 fiscal year, the Company had six executive officers, four of whom (including the Chief Executive Officer) are founders of the Company and were members of the Board. Each of the founders owns a significant percentage of the Company's Common Stock and, therefore, each of them participates proportionately in any increase in stockholder value. During the 1997 fiscal year, the executive officers of the Company were each granted stock options to provide an additional incentive to contribute to the future success of the Company. These stock option grants represented initial grants for the founders and replacement grants for the other two executive officers.

     The Compensation Committee believes that the salaries paid to the Company's executive officers (including the Chief Executive Officer) are generally lower than salaries paid to the executive officers of other companies in the networking industry. The Company's compensation philosophy has been to attempt to align employees' interests with stockholders' interests through equity ownership.

     In April 1996, the Compensation Committee adopted a Senior Management Bonus Plan for the 1997 fiscal year which would reward the Company's executive officers with bonus payments if certain revenue and individual performance objectives were achieved. Under the Senior Management Bonus Plan, no bonus pool would be available unless specific revenue objectives were met for the fiscal year. If these objectives were met, then, at the conclusion of the fiscal year, a bonus pool of 25% of each executive officer's base salary would become available, and for each $1 million by which the revenue objective was exceeded, an additional .75% of base salary would become available, up to a maximum of 100% of base salary for each executive officer. Because the Company did not meet the established revenue objective for the 1997 fiscal year, no bonuses were paid to the Company's executive officers under the Senior Management Bonus Plan.

     The Company does not maintain benefit plans exclusively for its executive officers, nor does it provide executive officers with other benefits that are not generally available to all of the Company's employees.

     The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, which imposes a limit on tax deductions for annual compensation in excess of $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. The Committee does not believe that this limitation will apply to the Company in the foreseeable future because the 1995 Stock Incentive Plan and the 1996 Stock Option Plan have been designed to qualify options awarded to executive officers under these plans as "performance based" compensation that is excluded from the calculation of the $1,000,000 limitation, and the Committee does not expect the base salaries and bonuses of the Chief Executive Officer and the other executive officers to exceed the $1,000,000 level.

          JOHN C. BAKER                          DANIEL W. MCGLAUGHLIN

            COMPARISON OF CUMULATIVE TOTAL RETURN SINCE MAY 23, 1994

     The following graph shows the cumulative total stockholder return on the Common Stock from May 23, 1994 (the last trading day before the date of the Company's initial public offering) through March 31, 1997, as compared to the returns of the Total Return Index for The Nasdaq Stock Market (US) and the Nasdaq Computer Manufacturer Stocks Index. The graph assumes that $100 was invested in the Common Stock of the Company and in the Total Return Index for The Nasdaq Stock Market (US) and the Nasdaq Computer Manufacturer Stocks Index as of May 23, 1994, and assumes reinvestment of dividends.



                                                 TOTAL RETURN        NASDAQ
                                                   INDEX FOR        COMPUTER
      MEASUREMENT PERIOD         FORE SYSTEMS,  THE NASDAQ STOCK   MANUFACTURER
    (FISCAL PERIOD COVERED)          INC.         MARKET (US)      STOCKS INDEX
    -----------------------      -------------  ---------------    -----------
5/23/94                              100.00          100.00          100.00
9/30/94                              278.13          105.89          113.71
3/31/95                              493.75          114.13          137.74
9/29/95                              462.50          146.26          201.52
3/29/96                              893.75          154.95          212.14
9/30/96                             1034.38          173.56          263.31
3/31/97                              375.00          172.23          232.44

                                     5/23/94     9/30/94     3/31/95     9/29/95     3/29/96     9/30/96     3/31/97
                                     --------    --------    --------    --------    --------    --------    --------
FORE Systems, Inc.                    100.00      278.13      493.75      462.50      893.75     1,034.38     375.00
Total Return Index for
  The Nasdaq Stock Market (US)        100.00      105.89      114.13      146.26      154.95       173.56     172.23
Nasdaq Computer Manufacturer
  Stocks Index                        100.00      113.71      137.74      201.52      212.14       263.31     232.44

                      SUBMISSION OF STOCKHOLDER PROPOSALS
                          FOR THE 1998 ANNUAL MEETING

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Act"), stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next Annual Meeting of Stockholders by submitting such proposals to the Company in a timely manner. In order to be so included for the 1998 Annual Meeting, stockholder proposals must be received by the Company at its offices at 1000 FORE Drive, Warrendale, Pennsylvania 15086-7502 no later than March 2, 1998, and must otherwise comply with the requirements of Rule 14a-8.

     The Company's Second Amended and Restated By-Laws provide that advance notice of stockholder-proposed business to be brought before an Annual Meeting of Stockholders and of nominations for election as directors must be given to the Secretary of the Company not less than 60 days in advance of the date of the Annual Meeting. To propose business for an Annual Meeting, a stockholder must specify in writing the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, the proposing stockholder's name and address, the class and number of shares beneficially owned by the stockholder and any material interest of the stockholder in such business. The Company's Second Amended and Restated By-Laws also provide that a stockholder may request that persons be nominated for election as directors by submitting such request, together with the written consent of the persons proposed to be nominated, to the Secretary of the Company not less than 60 days prior to the date of the Annual Meeting. To be in proper form, the nominating stockholder must set forth in writing, as to each proposed nominee, the nominee's age, business address, residence address, principal occupation or employment, number of shares of Common Stock of the Company beneficially owned by such person and such other information related to such person as is required to be disclosed by applicable law, and, as to the stockholder submitting the request, such stockholder's name and address as they appear on the Company's books and the number of shares of Common Stock of the Company owned beneficially by such person. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Act, the Company's directors, officers and persons who are directly or indirectly the beneficial owners of more than 10% of the Common Stock of the Company are required to file with the Commission, within specified monthly and annual due dates, a statement of their initial beneficial ownership and all subsequent changes in ownership of Common Stock. Rules of the Commission require such persons to furnish the Company with copies of all
Section 16(a) forms they file. Based solely upon a review of such forms, the Company believes that, during fiscal 1997, except for Michael I. Green who filed one late report on Form 5 relating to two gifts to members of his family, all such persons complied with all applicable filing requirements.

                                   FORM 10-K

     STOCKHOLDERS MAY OBTAIN A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 1997, AS FILED WITH THE COMMISSION, WITHOUT CHARGE, BY WRITING TO OR CALLING: INVESTOR RELATIONS, FORE SYSTEMS, INC., 1000 FORE DRIVE, WARRENDALE, PENNSYLVANIA 15086-7502, (412) 742-4444.

PROXY

                               FORE SYSTEMS, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 31, 1997

        The undersigned stockholder of FORE Systems, Inc. (the "Company") hereby appoints Eric C. Cooper and Onat Menzilcioglu, and each of them, as the attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held at the Company's headquarters located at 1000 FORE Drive, Warrendale, Pennsylvania 15086-7502 on Thursday, July 31, 1997, commencing at 9:30 a.m., local time, and at any adjournment or postponement thereof, as follows:

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)


                              FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS CLASS I DIRECTORS OF BOTH NOMINEES LISTED AND FOR PROPOSAL 2.


PROPOSAL 1. Election of Class I Directors        PROPOSAL 2. To ratify the selection of Price    In their discretion, the proxy
                                                             Waterhouse LLP, independent         holders are authorized to vote
       FOR                                                   accountants, to audit the books     upon such other matters as may
   Both Nominees            WITHHOLD                         and accounts of the Company for     properly come before the meeting.
Listed (except those        AUTHORITY                        the year ending March 31, 1998.
 for whom authority        to Vote for
 is being withheld)       Both Nominees                        FOR       AGAINST      ABSTAIN
                                                              [   ]       [   ]        [   ]
    [    ]                   [    ]

NOMINEES: Eric C. Cooper and Onat Menzilcioglu

(To withhold authority to vote for either nominee, write the name of the nominee below.)

__________________________________________________



UNLESS OTHERWISE SPECIFIED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED "FOR" THE ELECTION AS CLASS I DIRECTORS
OF BOTH NOMINEES LISTED AND "FOR" PROPOSAL 2.

Dated: __________________________________________________, 1997

_______________________________________________________________
Signature of Stockholder

_______________________________________________________________
Signature of Stockholder


NOTE: Please sign this proxy exactly as name(s) appear on your stock certificate. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signing as a corporation, please sign with full corporate name by a duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two (2) or more persons, all such persons should sign.

IMPORTANT: PLEASE SIGN, DATE AND RETURN PROMPTLY.


                              FOLD AND DETACH HERE